SCHEDULE N
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                         HARVEST CHINA ALL ASSETS FUND
                         HARVEST INTERMEDIATE BOND FUND



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                                      INSTITUTIONAL
FUND                                  CLASS SHARES            CLASS A SHARES
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Harvest China All Assets Fund              X                        X
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Harvest Intermediate Bond Fund             X                        X
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

                                                                     EXHIBIT N.1

                         HARVEST CHINA ALL ASSETS FUND
                         HARVEST INTERMEDIATE BOND FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

1.   Class-Specific Distribution Arrangements; Other Expenses

     Institutional Class Shares are sold without a load or sales charge, and do not impose a Rule 12b-1 fee or shareholder service fee.

2.   Eligibility of Purchasers

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Funds' prospectus.

3.   Exchange Privileges

     Institutional Class Shares of each Harvest Fund may be exchanged for Institutional Class Shares of each other Harvest Fund in accordance with the procedures disclosed in the Funds' prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Institutional Class Shares do not have a conversion feature.

                                                                     EXHIBIT N.2

                         HARVEST CHINA ALL ASSETS FUND
                         HARVEST INTERMEDIATE BOND FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.   Class-Specific Distribution Arrangements, Other Expenses

Class A Shares of each Fund are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following tables.

Additionally, A Class Shares are subject to a Rule 12b-1 fee. The Trust, on behalf of the Funds, will reimburse the distributor annually for expenses incurred in connection with its distribution activities under the distribution plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the Class A Shares of each Fund. Such activities include those associated with the promotion and sale of the Fund's Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

The following table shows the load waived sales charge on Class A Shares of the Harvest China All Assets Fund:

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                                      SALES CHARGE - % OF    SALES CHARGE - % OF
INVESTMENT                              OFFERING PRICE         NET INVESTMENT
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Less than $50,000                            5.50%                 5.82%
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$50,000 but less than $100,000               4.50%                 4.71%
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$100,000 but less than $250,000              3.50%                 3.63%
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$250,000 but less than $500,000              2.50%                 2.56%
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$500,000 but less than $1,000,000            2.00%                 2.04%
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$1,000,000 and over*                         None                  None
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*    A contingent deferred sales charge (CDSC) of 1.00% will be charged on certain purchases of $1,000,000 or more that are redeemed within 12 months of purchase.

The following table shows the load waived sales charge on Class A Shares of the Harvest Intermediate Bond Fund:

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                                      SALES CHARGE - % OF    SALES CHARGE - % OF
INVESTMENT                              OFFERING PRICE         NET INVESTMENT
--------------------------------------------------------------------------------
Less than $50,000                            4.25%                 4.44%
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$50,000 but less than $100,000               3.75%                 3.89%
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$100,000 but less than $250,000              3.00%                 3.09%
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$250,000 but less than $500,000              2.20%                 2.25%
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$500,000 but less than $1,000,000            1.00%                 1.01%
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$1,000,000 and over*                         None                  None
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*    A contingent deferred sales charge (CDSC) of 1.00% will be charged on certain purchases of $1,000,000 or more that are redeemed within 12 months of purchase.

2.   Eligibility of Purchasers

Class A Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Funds' prospectus.

3.   Exchange Privileges

Class A Shares of each Harvest Fund may be exchanged for Class A Shares of each other Harvest Fund in accordance with the procedures disclosed in the Funds' prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class A Shares (such as a distribution plan or service agreement relating to the Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

Class A Shares do not have a conversion feature.